EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-59458, 33-73222, 33-95040, 333-16827, 333-16829, 333-45277, 333-45285, 333-45287, 333-53322, 333-53324, 333-51692, 333-51694, 333-51698, 333-51700, 333-68851, 333-71099, 333-71101, 333-71103, 333-78041, 333-81324, 333-81328, 333-81446, 333-84385, 333-91056, 333-92513, 333-92515, 333-92517, 333-102213, 333-112140, 333-112170, 333-130453, 333-137352, 333-139452, 333-140568 on Forms S-8, Registration Nos. 333-50417, 333-63739, 333-54610 on Forms S-3, and Registration Nos. 333-71097 on Forms S-4 of Intuit Inc. of our report dated March 15, 2006, related to the financial statements of Digital Insight Corporation as of and for the years ended December 31, 2005 and 2004 appearing in Digital Insight Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated by reference in this Current Report on Form 8-K/A under the Securities Exchange Act of 1934 of Intuit Inc.
/s/  DELOITTE & TOUCHE LLP
Los Angeles, California
February 12, 2007